UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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WESTINGHOUSE  SOLAR, INC.
(d/b/a ANDALAY SOLAR)
(Name of registrant as specified in its charter)

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On September 10, 2013, Westinghouse Solar, Inc. (d/b/a Andalay Solar) (the “Company”) issued the following  press release.

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Westinghouse Solar’s Transition Accelerates

Campbell, CA, September 10, 2013 – Westinghouse Solar, Inc. (OTCQB:WEST), d/b/a Andalay Solar, announced today that as part of implementing its planned transition to a leading provider of innovative residential and commercial solar power systems, it began receiving product from its new supplier and has fulfilled and shipped back orders to customers. The Company also reported that it is on schedule to receive additional product from its supplier with a revenue value of $800,000 that it expects to ship to customers by the end of the fourth quarter of this year.

Additionally, the Company has secured funding pursuant to the Board approved plan and expects that funding will continue to support its sales force over the next several quarters as they seek to penetrate the growing market of residential and commercial solar energy. Details of the Company’s recent convertible note financing of $200,000 were provided in a Form 8-K filed on September 5, 2013.

Finally, the Company is seeking shareholder approval to change its name to Andalay Solar, Inc., aligning itself with the name of the existing proprietary solar panel technology currently offered through the Company’s sales and distribution channels.

Margaret Randazzo, CEO, commented “We are excited to be entering this new chapter at our Company. We are thrilled to have begun shipping product from our new supplier to our customers and are optimistic about our revenue volume in the fourth quarter. Our business plan contemplates continued revenue growth in the coming year with a strong focus on a lean cost structure as we target achieving cash flow break-even and profitability over the next several quarters. We are proud of our award-winning Andalay AC solar power technology that has been shown to reduce the number of components for rooftop solar installations by approximately 80 percent and lower our customers’ installation labor costs by approximately 50 percent.”

About Andalay Solar: (OTCQB:WEST)

Founded in 2001, the Company is a leading provider of innovative solar power systems. In 2007, the Company pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, branded "Andalay", quickly won industry acclaim. In 2009, the Company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This AC panel, which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. A new generation of products named "Instant Connect" was introduced in 2012 and is expected to achieve even greater market acceptance. Award-winning Andalay Solar Power Systems provide the best combination of safety, performance and reliability. For more information on the Company, visit www.andalaysolar.com.

For Further Information:

Margaret Randazzo
Chief Executive Officer, Andalay Solar
(408) 402-9400
mrandazzo@andalaysolar.com

Forward-Looking and Cautionary Statements – Safe Harbor

This press release may contain forward-looking statements, including with respect to future sales, new product and financing.  Those statements and statements made in this release that are not historical in nature, including those related to future revenue, funding needs, revenue growth, achievement of cash flow breakeven and profitability,  cost reductions in future periods, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and the Company cautions that actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the following risks and uncertainties: inherent uncertainty of future financial results, additional capital financing requirements, and development and introduction of new products by the Company  or its respective competitors, uncertainties in the timing of availability and manufacturing volumes of products from suppliers, the effectiveness, profitability, and marketability of new products, the ability to protect and defend proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, the ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this communication are made as of the date of this communication, and the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Addtional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Annual Meeting of Shareholders to be held on September 19, 2013. In connection with the Annual Meeting of Shareholders, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on August 9, 2013.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPSALS TO BE VOTES ON AT THE ANNUAL MEETING OF SHAREHOLDERS. The definitive proxy statement was mailed to the Company’s shareholders on or about August 9, 2013. Free copies of the definitive proxy statement and other filings that the Company has made with the SEC may be obtained at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement and other filings that the Company has made with the SEC by directing a request to the Company, Attention: Margaret Randazzo, (408) 402-9400, or by going to the Company’s website at  www.andalaysolar.com.

Participants in the Solicitation
The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposals set forth in the Proxy Statement. The Company expects that the solicitation will be made primarily by mail and e-mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares of common stock in the names of their nominees for their reasonable expenses in sending proxy material to their principals. In addition, the Company has retained Morrow & Co. LLC, 470 West Ave., Stamford, CT 06902, for assistance in connection with the annual meeting at a cost of approximately $5,000 plus reasonable out of pocket disbursements. Information regarding the Company’s directors and executive officers is contained in its annual report on Form 10-K, filed with the SEC on March 29, 2013, and amendment on Form 10-K/A, filed with the SEC on April 26, 2013. You can find information about the Company’s executive officers and directors in its definitive proxy statement for its 2013 annual meeting of shareholders filed with the SEC on Schedule 14A on August 9, 2013.